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                                                                    EXHIBIT 99.1



PROXY                        HARBINGER CORPORATION


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS

                              ON DECEMBER 18, 1997



    The undersigned hereby appoints C. Tycho Howle, David T. Leach and Joel G. Katz, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Harbinger Corporation ("Harbinger") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on December 18, 1997, at 10:00 a.m., local time, at the offices of King & Spalding, 191 Peachtree Street, 50th Floor, Atlanta, Georgia 30303, or at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Special Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the Special Meeting of Shareholders or any adjournment thereof.


1. To approve (a) the Merger Agreement dated as of October 23, 1997 by and among Harbinger Corporation, Olympic Subsidiary Corporation and Premenos Technology Corp. (the "Merger Agreement"), (b) the merger of Olympic Subsidiary Corporation with and into Premenos Technology Corp. in accordance with the Merger Agreement, and (c) the issuance of shares of Harbinger common stock under the Merger Agreement.

            [ ] FOR                             [ ] AGAINST                         [ ] ABSTAIN

2. To approve an amendment to the Harbinger Corporation 1996 Stock Option Plan to increase the number of shares of Harbinger common stock reserved for issuance thereunder from 4,125,000 to 5,125,000 shares.

            [ ] FOR                             [ ] AGAINST                         [ ] ABSTAIN

                  (continued and to be signed on reverse side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

                                                 Date:                    , 1997
                                                      --------------------

                                                 -------------------------------

                                                 -------------------------------

                                                 Please sign exactly as your
                                                 name or names appear hereon.
                                                 For more than one owner as
                                                 shown above, each should sign.
                                                 When signing in a fiduciary or
                                                 representative capacity, please
                                                 give full title. If this proxy
                                                 is submitted by a corporation,
                                                 it should be executed in the
                                                 full corporate name by a duly
                                                 authorized officer, if a
                                                 partnership, please sign in the
                                                 partnership name by an
                                                 authorized person.


PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ON DECEMBER 18, 1997. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.